Exhibit 10.20

THE ORITZ BUILDING
OFFICE LEASE ADDENDUM

This addendum is entered into as of February 23, 2017 in the City of Burlingame, California between Oritz Properties, Inc. a California corporation (“Landlord”) and Kindred Biosciences Inc. (“Tenant”) and is intended to extend and modify the Lease dated May 16, 2014 between Landlord and Tenant (the “Original Office Lease”). All terms and conditions remain unchanged from Original Office Lease except for the following:

Renewal Lease Date: starts December 1, 2017 Lease Terms: 3 years
Termination Date: November 30, 2020
Premises: 6,900 sq. ft. (Suite 200)
Base Rent:    $2.85 per sq. ft per month ($19,665.00 per month) for the first year
$2.93 per sq. ft per month ($20,217.00 per month) for the second year
$3.02 per sq. ft. per month (20,838.00 per month) for the third year

Security Deposit: $20,838.00 (an additional $3,864.00 to be added to current security deposit of $16,974.00) Cleaning Deposit Fee (per Original lease): $6,900.00

All other terms and conditions of the Original Office Lease remain in full force and effect and are extended throughout the extended Lease Term set forth above.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum.

Landlord: Oritz Properties, Inc. Vladimir R. Grave President & CEO By: /s/ Vladimir R. Grave Its: President Date: 4/6/17	Tenant Kindred Biosciences, Inc. Name: Richard Chin Title: Chief Executive Officer By: /s/ Richard Chin Its: CEO Date: 4/5/17